                                                                      EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

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
                                                                     STATE OF
       NAME                                                        INCORPORATION
       ----                                                        -------------
       Cheese & Stuff, Inc........................................  Connecticut
       Food For Thought Natural Foods Market, Inc.................  Connecticut
       The Health Hut, Inc........................................     New York
       Mountain People's Warehouse Incorporated...................   California
       Natural Retail Group, Inc..................................     Delaware
       NATUREWORKS, Inc...........................................      Florida
       Nutrasource, Inc...........................................   Washington
       Rainbow Natural Foods, Inc.................................     Colorado
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